Exhibit 99.1

Kohlberg Capital Corporation Appoints New Chief Financial Officer

NEW YORK, June 1, 2012 -- Kohlberg Capital Corporation (NASDAQ: KCAP) announced today the appointment of Edward U. Gilpin as its Chief Financial Officer, effective immediately, succeeding Michael I. Wirth.

“We are pleased that Ted is joining our executive management team,” said Dayl W. Pearson, the Chief Executive Officer of Kohlberg Capital. “Most recently, Ted was the Chief Financial Officer at Associated Renewable Inc., an end-to-end full service energy consulting and carbon management company. From 2008 to 2011, he was the Chief Financial Officer at Ram Holdings Ltd., a provider of financial guaranty reinsurance, and prior to that he was the Chief Financial Officer at ACA Capital Holdings, Inc., a provider of financial guaranty insurance products and asset management services, from 2000 until 2008. Ted brings a wealth of relevant experience to KCAP, most importantly while at ACA Capital where he was responsible for the financial reporting relating to its asset management business, including the fair value accounting of the CLO securities it owned. Mr. Gilpin also possesses a solid understanding of the regulatory framework applicable to us under the Investment Company Act of 1940.”

“We wish Mike well in his future endeavors and thank him for his service to the company.”

About Kohlberg Capital Corporation

Kohlberg Capital Corporation is a publicly traded, internally managed business development company. Our middle market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle market companies. Our wholly-owned portfolio company, Katonah Debt Advisors, manages CLO funds that invest in broadly syndicated corporate term loans, high-yield bonds and other credit instruments.

The Kohlberg Capital logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3121

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CONTACT:	Kohlberg Capital Corporation

Investor Relations

Denise Rodriguez

(212) 455-8300

info@kohlbergcapital.com